Transition Agreement
This Transition Agreement (this “Agreement”) is entered into by and between Dustin T. Smith (the “Executive”) and Wabash National Corporation (the “Company”), effective as of this 19th day of August, 2024.
WHEREAS, the Executive currently serves as the Company’s Senior Vice President, Chief Operating Officer.

WHEREAS, the Executive is currently a participant in the Company’s Executive Severance Plan (the “ESP”), the Company’s Change in Control Severance Pay Plan (the “Change in Control Plan”) and the Company’s other incentive compensation and employee benefit programs.

WHEREAS, the Company and the Executive desire to specify the timing and terms of the Executive’s separation from employment and transition, including the Executive’s duties during such transition period and the benefits to which he will be entitled.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and the Executive hereby agree as follows:
1.    Resignation from Officer Role; Separation; Transition Services.
(a)    Effective as of the end of the day on September 1, 2024 (the “Transition Date”), the Executive hereby resigns his position as Senior Vice President, Chief Operating Officer of the Company and from any other positions as an executive officer, officer or director the Executive may hold with the Company or any of its subsidiaries. Unless earlier terminated in accordance with the terms hereof or extended thereafter upon mutual agreement of the parties, the Executive’s employment with the Company shall terminate on December 1, 2024 (such actual date of termination, the “Separation Date”). Notwithstanding anything herein to the contrary, the Executive’s employment with the Company may end prior to December 1, 2024 as a result of (i) the Company’s termination of the Executive’s employment for Cause (as defined in the ESP) or (ii) the Executive’s death or Disability (as defined in the ESP). Unless earlier terminated for Cause or as a result of the Executive’s death or Disability, the Executive’s termination of employment on the Separation Date shall be deemed a termination without Cause for purposes of the ESP and, subject to his compliance with Sections 5 and 7 of the ESP and the other terms and conditions of the ESP, the Executive shall receive the termination payments and benefits set forth in Section 4(a) and (b) of the ESP.
(b)    Between the Transition Date and the Separation Date (the “Transition Period”), the Executive shall remain employed by the Company in the role of non-executive Senior Advisor to the Company and shall provide transition services as, when and where reasonably requested by the Company’s Chief Executive Officer or the Chief Executive Officer’s designee. During the Transition Period, the Executive shall continue to receive base salary at an annual rate of $555,000, payable in accordance with the Company’s regular payroll practices. Although the Executive will remain eligible to receive his Pro-Rated Annual Incentive (as defined in the ESP) for 2024 calculated based on the Executive’s service until the Separation Date and will continue to vest in all outstanding equity awards in accordance with their terms until the Separation Date, the Executive will not receive any further grants of cash or equity incentive compensation during the Transition Period. During the Transition Period, the parties acknowledge and agree that the Executive’s level of services with the Company shall in no event decrease below 20% of the average level of services provided by the Executive during the immediately preceding 36-month period, such that the Executive does not experience a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”). The parties acknowledge and agree that the Executive will experience a separation from service (as defined in Section 409A) on the Separation Date.
(c)    The Executive acknowledges and agrees that, due to his resignation from his officer role as of the Transition Date, the Executive shall not be a participant in, or entitled to enhanced separation benefits under, the Change in Control Plan during or after the Transition Period.

(d)    For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Executive shall remain an “at will” employee at all times and nothing in this Agreement shall limit the ability of the Executive or the Company to terminate the Executive’s employment prior to the Separation Date for any reason or for no reason. The Executive agrees that the changes in the Executive’s positions, duties, authority, responsibilities or compensation set forth herein, and any other change in the Executive’s position, duties, authority, or responsibilities during or after the Transition Period, will not constitute “good reason” or otherwise be deemed a breach of any obligation of the Corporation or a constructive termination of the Executive’s employment for purposes of any compensation, severance or other benefit programs.
2.    General Release and Waiver of Claims.
(a)    Release. In consideration of the payments and benefits set forth in this Agreement and the ESP, the Executive for himself and his heirs, administrators, representatives, executors, successors and assigns (collectively, “Releasors”) does hereby irrevocably and unconditionally release, acquit and forever discharge (the “Release”) the Company, its respective affiliates and their respective predecessors, successors and assigns (the “Company Group”) and each of their respective officers, directors, partners, agents, and former and current employees, including without limitation all persons acting by, through, under or in concert with any of them (collectively, “Releasees”), from any and all claims, demands, actions, causes of action, costs, expenses, attorney fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Executive has, had, or may ever have against the Releasees relating to or arising out of the Executive’s employment or separation from employment with the Company Group, from the beginning of time and up to and including the date of this Agreement (the “Claims”). The Release includes, without limitation, (i) law or equity claims; (ii) contract (express or implied) or tort claims; (iii) claims for wrongful discharge, retaliatory discharge, whistle blowing, libel, slander, defamation, unpaid compensation, wage and hour violations, intentional infliction of emotional distress, fraud, public policy contract or tort, and implied covenant of good faith and fair dealing, whether based in common law or any federal, state or local statute; (iv) claims under or associated with any of the Company Group’s incentive or equity compensation plans or arrangements; (v) claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, or retaliation (including without limitation under the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act (the “ADEA”), Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991 (“Title VII”), the Equal Pay Act of 1963, and the Americans with Disabilities Act of 1990 (the “ADA”), the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Lilly Ledbetter Fair Pay Act, any claim arising out of or related to any statute or the common law of the State of Indiana, or any other foreign, federal, state or local law or judicial decision); (vi) claims arising under the Employee Retirement Income Security Act; and (vii) any other statutory or common law claims related to the Executive’s employment with the Company Group or the separation of the Executive’s employment with the Company Group.
Without limiting the foregoing paragraph, the Executive represents that the Executive understands that the Release specifically releases and waives any claims of age discrimination, known or unknown, that the Executive may have against the Company Group as of the date the Executive signs this Agreement, including the Release. The Release specifically includes a waiver of rights and claims under the Age Discrimination in Employment Act of 1967, as amended, and the Older Workers Benefit Protection Act. The Executive acknowledges that as of the date the Executive signs this Agreement, including the Release, the Executive may have certain rights or claims under the Age Discrimination in Employment Act, and the Executive voluntarily relinquishes any such rights or claims by signing this Agreement, including the Release.
Notwithstanding the foregoing provisions of this Section 2(a), nothing herein will release the Company Group from: (i) any obligation under the ESP; (ii) any obligation to provide all benefit entitlements under any Company benefit or welfare plans that are vested as of the Separation Date, including the Company’s 401(k) plan and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; (iii) the Executive’s rights of indemnification and directors and officers liability insurance as may be in effect as of the Separation Date; and (iv) any rights or claims that relate to events or circumstances that occur after the date on which the Executive executes this Agreement. In addition, nothing in the Release is intended to interfere with the Executive’s right to file a charge with the Equal Employment Opportunity Commission or any state or local human rights commission in connection with any claim Executive believes he may have against the Releasees. However, by executing this Agreement, including the Release, the Executive hereby waives the right to recover any remuneration, damages, compensation or relief of any type whatsoever from the Company, its affiliates and their respective predecessors and successors in any proceeding that the Executive may bring before the Equal Employment Opportunity Commission or any similar state commission or in any proceeding brought by the Equal Employment Opportunity Commission or any similar state commission on the Executive’s behalf.

(b)    Representations. Executive acknowledges and represents that, as an employee of the Company and its affiliates, the Executive has been obligated to, and has been given the full and unfettered opportunity to, report timely to the Company any conduct that would give rise to an allegation that the Company or any affiliate has violated any laws applicable to its businesses or has engaged in conduct which could otherwise be construed as inappropriate or unethical in any way, even if such conduct is not, or does not appear to be, a violation of any law. Executive acknowledges that a condition of the payment of the benefits under this Agreement and the ESP is the Executive’s truthful and complete representation to the Company regarding any such conduct, including but not limited to conduct regarding compliance with the Company’s Code of Business Conduct and Ethics, policies and procedures, and with all laws and standards governing the Company’s business. The Executive’s truthful and complete representation, based on the Executive’s thorough search of his knowledge and memory, is as follows: The Executive has not been directly or indirectly involved in any such conduct, no one has asked or directed the Executive to participate in any such conduct, and the Executive has no specific knowledge of any conduct by any other person(s) that would give rise to an allegation that the Company or any affiliate has violated any laws applicable to its businesses or has engaged in conduct which could otherwise be construed as inappropriate or unethical in any way.

(c)    Representation of No Pending Action and Agreement Not to Sue. The Executive further agrees never to sue any Releasees or cause any Releasees to be sued regarding any matter within the scope of the Release. If the Executive violates the Release by suing any Releasees or causing any Releasee to be sued, then the Executive shall continue to be bound by the obligations of the Release and shall pay all costs and expenses of defending against the suit incurred by the Releasees, including reasonable attorneys’ fees, unless paying such costs and expenses is prohibited by law.

(d)    Right to Engage in Protected Activity. Nothing in the Release is intended to, or shall, interfere with the Executive’s rights under federal, state, or local civil rights or employment discrimination laws (including, but not limited to, Title VII, the ADA, the ADEA, the Genetic Information Nondiscrimination Act of 2008, USERRA, or their state or local counterparts) to file or otherwise institute a charge of discrimination, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of the non-disparagement or confidentiality clauses of the ESP. Similarly, nothing in the Release prohibits the Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures and the Executive is not required to notify the Company that the Executive has made such reports or disclosures. Executive shall not, however, be entitled to any relief, recovery, or monies in connection with any such complaint, charge, or proceeding brought against any Releasee, regardless of who filed or initiated any such complaint, charge, or proceeding.

(e)    Acknowledgment. The Executive has read the Release, understands it, and voluntarily accepts its terms, and the Executive acknowledges that he has been advised by the Company to seek the advice of legal counsel (at the Executive’s cost) before entering into the Agreement. The Executive acknowledges that he was given a period of 21 calendar days within which to consider the Release and execute the Agreement, and to the extent that he executes the Agreement before the expiration of the 21-calendar day period, he does so knowingly and voluntarily and only after consulting his attorney. The Executive acknowledges and agrees that the promises made by the Company Group hereunder represent substantial value over and above that to which the Executive would otherwise be entitled.
(f)    Revocation. The Executive has a period of seven (7) calendar days following the execution of this Agreement, including the Release, during which Executive may revoke the Release by delivering written notice to the Company by hand or overnight courier before 5:00 p.m. on the seventh day after signing this Agreement, including the Release, and the Release will not become effective or enforceable until such revocation period has expired. The Executive understands that if he revokes the Release, it will be null and void in its entirety, and he will not be entitled to any payments or benefits provided in the Agreement or the ESP.
3.    Public Announcement. The Executive acknowledges and agrees that the Company may disclose and describe as it deems appropriate the Executive’s transition and separation under this Agreement in any required Securities and Exchange Commission filings and in a press release or other public announcement as well as such internal communications as the Company may deem necessary or appropriate.
4.    Remedies. The Executive recognizes and affirms that in the event of the Executive’s breach of any provision of this this Agreement or the ESP, money damages would be inadequate and the Company would have no adequate remedy at law. Accordingly, by signing a this Agreement, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of this Agreement or the ESP, the Company, in addition and supplementary to other rights and remedies existing in its favor, may (a) apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security), (b) cease any further payments or benefits under this Agreement or the ESP, and (c) require the Executive to repay any severance benefits provided by the Company under the ESP. In the event that the Company institutes legal action to enforce this Agreement and the ESP, the Executive agrees that the Company shall be entitled to recover from the Executive its costs of any action (including, if the Company prevails on at least one material issue in such action, reasonable attorneys’ and expert fees and expenses). Nothing in this Section 4 will be deemed to limit the Company’s remedies at law or in equity for any breach by the Executive of any of the provisions of this Agreement or the ESP that may be pursued or availed of by the Company.
5.    Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative.

6.    Nonadmission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of either party to this Agreement.
7.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to conflicts of laws principles.
8.    Notices. Any notice under this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient. Notices to the Executive shall be sent to the address of the Executive most recently provided to the Company. Notices to the Company should be sent to: Wabash National Corporation, 1000 Sagamore Parkway South, Lafayette, Indiana 47905, Attention: Senior Vice President, Chief Administrative Officer. Notice and communications shall be effective on the date of delivery if delivered by hand, on the first business day following the date of dispatch if delivered utilizing overnight courier, or three business days after having been mailed, if sent by first class mail.
9.    Entire Understanding. This Agreement, together with the ESP and the other documents and agreements referenced herein and therein, contains the entire understanding of the parties hereto relating to the subject matter contained in this Agreement.

10.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same effect as originals.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
WABASH NATIONAL CORPORATION

Name: /s/ Kristin Glazner
Title: Chief Administrative Officer

EXECUTIVE:

/s/ Dustin T. Smith
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